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                                                                   Exhibit 21.1

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Parent (at October 18, 2001)                Subsidiary                                           Formation

Alamosa Holdings, Inc.                      Alamosa PCS Holdings, Inc.                           Delaware
Alamosa PCS Holdings, Inc.                  Alamosa (Delaware), Inc.                             Delaware
Alamosa (Delaware), Inc.                    Alamosa Delaware Operations, LLC                     Delaware
Alamosa (Delaware), Inc.                    Alamosa Holdings, LLC                                Delaware
Alamosa Holdings, LLC                       Alamosa PCS, Inc.                                    Delaware
Alamosa Holdings, LLC                       Alamosa Missouri, LLC (1)                            Missouri
Alamosa Holdings, LLC                       Washington Oregon Wireless, LLC                      Oregon
Alamosa Holdings, LLC                       SWGP, L.L.C.                                         Oklahoma
Alamosa Holdings, LLC                       SWLP, L.L.C.                                         Oklahoma
SWGP, L.L.C.                                Southwest PCS, L.P.                                  Oklahoma
SWLP, L.L.C.                                Southwest PCS, L.P.                                  Oklahoma
Southwest PCS, L.P.                         Southwest PCS Properties, LLC                        Delaware
Southwest PCS, L.P.                         Southwest PCS Licenses, LLC                          Delaware
Alamosa PCS, Inc.                           Alamosa Wisconsin GP, LLC                            Wisconsin
Alamosa PCS, Inc.                           Alamosa Finance, LLC                                 Delaware
Alamosa PCS, Inc.                           Alamosa Limited, LLC                                 Delaware
Alamosa PCS, Inc.                           Alamosa Delaware GP, LLC                             Delaware
Alamosa PCS, Inc.                           Alamosa Wisconsin Limited Partnership                Wisconsin
Alamosa PCS Holdings, Inc.                  Alamosa Wisconsin Limited Partnership                Wisconsin
Alamosa Wisconsin GP, LLC                   Alamosa Wisconsin Limited Partnership                Wisconsin
Alamosa Limited, LLC                        Texas Telecommunications LP                          Texas
Alamosa Delaware GP, LLC                    Texas Telecommunications LP                          Texas
Alamosa Missouri, LLC (1)                   Alamosa Missouri Properties, LLC (2)                 Missouri
Washington Oregon Wireless, LLC             Washington Oregon Wireless Properties, LLC           Delaware
Washington Oregon Wireless, LLC             Washington Oregon Wireless Licenses, LLC             Delaware
Alamosa Wisconsin Limited Partnership       Alamosa (Wisconsin) Properties, LLC                  Wisconsin
Texas Telecommunications, LP                Alamosa Properties, LP                               Wisconsin
Alamosa Delaware GP, LLC                    Alamosa Properties, LP                               Wisconsin
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(1)  Formerly Roberts Wireless Communications, L.L.C.

(2)  Formerly Roberts Wireless Properties, LLC